FIFTH AMENDMENT TO SALES CONTRACT

THIS FIFTH AMENDMENT TO SALES CONTRACT (the “Amendment”) is made and entered into this 30th day of November, 2015 (the “Fifth Amendment Effective Date”), by and between ACRE REALTY LP, a Georgia limited partnership, formerly named Roberts Properties Residential, L.P. (“Seller”), and BRADLEY PARK APARTMENTS, LLC, a Georgia limited liability company (“Purchaser”).

W I T N E S S E T H T H A T:

WHEREAS, Seller and Purchaser are parties to that certain Sales Contract having an Effective Date of January 26, 2015, with respect to the sale by Seller to Purchaser of approximately 22.03 acres of land located in Forsyth County, Georgia, which Sales Contract was amended by that certain (i) First Amendment to Sales Contract having an Amendment Effective Date of July 24, 2015, between Seller and Purchaser (the “First Amendment”), (ii) Second Amendment to Sales Contract having a Second Amendment Effective date of September 3, 2015 between Seller and Purchaser (the “Second Amendment”), (iii) Third Amendment to Sales Contract having a Third Amendment Effective Date of November 11, 2015 between Seller and Purchaser and (iv) Fourth Amendment to Sales Contract having a Fourth Amendment Effective Date of November 17, 2015 between Seller and Purchaser (the Sales Contract, as amended, is hereinafter referred to as the “Sales Contract”); and

WHEREAS, Seller and Purchaser are mutually desirous of entering into this Amendment to amend certain terms and provisions of the Sales Contract only as hereinafter specifically set forth;

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars in hand paid by Purchaser to Seller, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Amendment, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.                  The foregoing recital of facts is hereby incorporated herein to the same extent as if hereinafter fully set forth. Capitalized words and phrases used herein which are not defined herein but which are defined in the Sales Contract shall have the meanings ascribed thereto in the Sales Contract.

2.                  Concurrently with the execution hereof, (i) Escrow Agent shall pay the $75,000 Deposit held by Escrow Agent directly to Seller in accordance with wire-transfer instructions to be provided by Seller to Escrow Agent (the “Additional Released Deposit”) and (ii) Purchaser shall deposit with Seller an additional $25,000 in accordance with wire-transfer instructions to be provided by Seller (the “Extension Deposit”), and (iii) Purchaser shall deposit with Seller an additional $86,000.00 (the “Improvements Deposit”) to assure Seller that there will be monies available to pay for the cost of installing erosion control measures and for the clearing and removing of all trees from the Property as provided in the Second Amendment. The Additional Released Deposit, the Extension Deposit, the Improvements Deposit and the $45,000 Deposit released to Seller pursuant to the First Amendment (the “Initial Released Deposit”) shall be deemed earned by Seller and shall be non-refundable to Purchaser in all events other than any actual breach by Seller of its obligations under the Sales Contract, and, except in the event of any actual breach by Seller of its obligations under the Sales Contract, Purchaser hereby waives all right, title, interest and/or claims (whether by contract, at law or in equity) of any kind or nature in and to the Additional Released Deposit, the Extension Deposit, the Improvements Deposit and the Initial Released Deposit except that the Additional Released Deposit, the Extension Deposit, the Improvements Deposit and the Initial Released Deposit shall be applied against the Purchase Price due and payable by Purchaser to Seller at Closing if the Closing is consummated (the “Deposit Closing Application”). Purchaser hereby releases Seller from any and all claims (whether by contract, at law, or in equity), losses, damages, liabilities or obligations of any kind or nature (known or unknown) which Purchaser has, had or purports to have with respect to the transaction contemplated in the Sales Contract from the beginning of time through the Fifth Amendment Effective Date, and covenants not to sue Seller with respect thereto. Purchaser acknowledges and agrees that if it breaches the release and covenant not to sue set forth in the preceding sentence, the liquidated damages remedy in the Sales Contract shall be of no force or effect with respect to such breach.

3.             Intentionally omitted.

4.             In consideration of the Additional Released Deposit, the Extension Deposit and the Improvements Deposit, the Sales Contract is hereby amended to provide that the Closing Date is hereby extended to any business day on or before December 8, 2015, provided that Purchaser gives Seller at least one (1) business day’s notice as to the specified business day for Closing, provided, however, on written notice given to Seller no later than December 7, 2015, the Purchaser shall have the right to further extend the Closing Date to any business day no later than January 30, 2016 specified by Purchaser in a subsequent written notice given to Seller no later than three (3) business days prior to the specified business day for Closing.

5.             If a Closing does not occur by January 30, 2016, for any reason other than any actual breach by Seller of its obligations under the Sales Contract (and Purchaser agrees that if it is in default with regard to Closing the transaction contemplated in the Sales Contract, Seller shall not be obligated to tender a Closing), then in such event Purchaser hereby acknowledges that it shall be in default of the Sales Contract and hereby waives all right, title, interest and/or claims (whether by contract, at law or in equity) of any kind or nature in and to the Deposit Closing Application, the Sales Contract and the Property and Purchaser further releases Seller from any and all claims (whether by contract, at law or in equity), losses, damages, liabilities or obligations of any kind or nature (known or unknown) which the Purchaser has, had or purports to have with respect to the Deposit Closing Application, the Additional Released Deposit, the Extension Deposit, the Improvements Deposit, the Initial Released Deposit, the Sales Contract and the Property and covenants not to sue Seller with respect to any of the foregoing. Purchaser acknowledges and agrees that if it breaches the release and covenant not to sue set forth in the preceding sentence, the liquidated damages remedy in the Sales Contract shall be of no force or effect with respect to such breach.

6.             In addition, if a Closing does not occur by January 30, 2016, for any reason other than any actual breach by Seller of its obligations under the Sales Contract (and Purchaser agrees that if it is in default with regard to Closing the transaction contemplated in the Sales Contract, Seller shall not be obligated to tender a Closing), Purchaser shall promptly provide Seller with copies of all engineering and architectural materials, intellectual property, correspondence (relating to the development of the Property), studies, specifications, third party reports of any kind or nature, design drawings, surveys, contracts, licenses, permits, bonds and approvals relating to the Property and obtained by Purchaser (or its affiliates) and, thereafter, if Seller shall request in writing, Purchaser shall promptly arrange for the assignment of any of the foregoing to Seller. Purchaser acknowledges and agrees that if it breaches the covenant set forth in the preceding sentence, the liquidated damages remedy in the Sales Contract shall be of no force or effect with respect to such breach.

7.             Time is of the Essence as to all dates and timeframes set forth in this Amendment and the Sales Contract.

8.             In order to expedite the execution of this Amendment, telecopied or PDF signatures may be used in place of original signatures on this Amendment. Purchaser and Seller intend to be bound by the signatures on the telecopied or PDF document, are aware that the other party will rely on such signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature. This Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia. Except as herein specifically amended, the Sales Contract shall remain in full force and effect and unamended. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed, sealed and delivered as of the Fifth Amendment Effective Date.

[Signatures Follow]

PURCHASER:

BRADLEY PARK APARTMENTS, LLC, a Georgia limited liability company

By:	Roberts Bradley, LLC, a Georgia limited liability company, its sole member and manager

	By:	Roberts Properties, Inc., a Georgia corporation, its sole member and manager

		By:	/s/ David M. Phillips
David M. Phillips
Vice President of Development

SELLER:

ACRE REALTY LP, a Georgia limited partnership, formerly named Roberts Properties Residential, L.P.

By:	Acre Realty Investors Inc., a Georgia corporation, formerly named Roberts Realty Investors, Inc., its general partner

	By:	/s/ Robert Gellert
		Name:	Robert Gellert
		Title:	Executive Vice President

ESCROW AGENT:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By:	/s/ Susan Vander Meer
	Name:	Susan Vander Meer
	Title:	Escrow Manager

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